Execution Version

48,000,000 Shares
OASIS PETROLEUM INC.
COMMON STOCK
PAR VALUE $0.01 PER SHARE

Underwriting Agreement
October 18, 2016
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
Oasis Petroleum Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 48,000,000 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 7,200,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to as the “Shares.”
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
1.Registration Statement. The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act) on Form S-3 (File No. 333-197440), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Shares, and such registration statement became effective upon filing in accordance with Rule 462(e) under the Securities Act. Such registration statement, as amended by any post-effective amendments thereto as of the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus as supplemented by any preliminary prospectus supplement specifically relating to the Shares that omits the Rule 430 Information filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement specifically relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Time of Sale Information.
At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Time of Sale Information”): a Preliminary Prospectus dated October 18, 2016, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, if any, as constituting part of the Time of Sale Information.
2.    Purchase of the Shares by the Underwriters.
(a)    Agreements to Sell and Purchase the Shares. On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell the Firm Shares to the Underwriters as provided in this Agreement, and the Underwriters agree to purchase the Firm Shares from the Company at a purchase price equal to $10.5846 per share (the “Purchase Price”). In addition, the Company agrees to sell the Option Shares to the Underwriters, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company up to 7,200,000 Option Shares at the Purchase Price. The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day after such notice. Any such notice shall be given at least one business day prior to the date and time of delivery specified herein.
(b)    Terms of Public Offering. The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as it deems advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.
(c)    Payment and Delivery. Payment for the Firm Shares will be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Underwriters against delivery of the Shares for the account of the Underwriters at the offices of Vinson & Elkins L.L.P. at 10:00 A.M., New York City time, on October 21, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. Payment for the Option Shares will be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Underwriters, on the date and at the time specified by the Underwriters to the Company in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment and delivery for the Firm Shares is referred to herein as the “Closing Date,” and the time and date for such payment and delivery for the Option Shares, if other than the Closing Date, is referred to herein as the “Additional Closing Date.”
The Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing Date or any Additional Closing Date, as the case may be. The Shares shall be delivered to the Underwriters on the Closing Date or any Additional Closing Date, as the case may be, for the account of the Underwriters with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.
(d)    No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives (whether acting on behalf of the Underwriters or itself) or any other Underwriter of the Company, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters or such Underwriter, as the case may be, and shall not be on behalf of the Company.
3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus.
(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date or any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Time of Sale Information.
(c)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, if any, as constituting the additional Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date or any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus included, and on the Closing Date or any Additional Closing Date, as the case may be, no Issuer Free Writing Prospectus will include, any information that conflicts with information in the Registration Statement or the Preliminary Prospectus.
(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement became effective upon filing with the Commission under the Securities Act and is effective; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date or any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters as of the date of this Agreement consists of the information described as such in Section 7(b) hereof.
(e)    Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Financial Statements. The historical consolidated financial statements (including the related notes and supporting schedules, if any) of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates and for the periods specified; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Securities Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information stated therein. All disclosures contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Any other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
(g)    No Material Adverse Change. Except as set forth in each of the Registration Statement, the Time of Sale Information and Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, capitalization or long-term debt of the Company and its subsidiaries, taken as a whole.
(h)    Organization and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease, operate or hold its property and to conduct its business and to enter into and assume the obligations assumed or to be assumed by it pursuant to this Agreement as described in each of the Registration Statement, Time of Sale Information and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
(i)    Organization and Good Standing of the Subsidiaries. The Company has no subsidiaries other than those identified on Schedule 2. Each subsidiary of the Company has been duly incorporated, formed or organized, as applicable, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable (such jurisdictions listed on Schedule 2), has the corporate or other power and authority to own, lease, operate or hold its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification (such jurisdictions listed on Schedule 2), except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company does not own, directly or indirectly, equity securities or other ownership interests of any entity other than its interests in such subsidiaries.

(j)    Capitalization. The table under the heading “Capitalization” in each of the Registration Statement, the Time of Sale Information and the Prospectus sets forth as of the date of such table, (i) the actual capitalization of the Company and its subsidiaries on a consolidated basis and (ii) the as adjusted capitalization of the Company and its subsidiaries on a consolidated basis, after giving effect to the issuance of the Shares and the application of the net proceeds therefrom as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the section entitled “Use of Proceeds.” The limited liability company agreements governing all limited liability company interests of each subsidiary of the Company have been validly executed and delivered, and all capital contributions required under such limited liability company agreements have been paid in full; and all of the limited liability company interests of each subsidiary of the Company have been duly and validly authorized and issued, fully paid and are non-assessable, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus, including liens under the Second Amended and Restated Credit Agreement, dated as of April 5, 2013, by and among the Company, Oasis Petroleum LLC, Oasis Petroleum North America LLC, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders party thereto, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of September 3, 2013, as further amended by the Second Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2014, as further amended by the Third Amendment to Second Amended and Restated Credit Agreement, dated as of April 13, 2015, as further amended by the Fourth Amendment to Second Amended and Restated Credit Agreement, dated November 13, 2015, as further amended by the Fifth Amendment to the Second Amended and Restated Credit Agreement, dated February 23, 2016, as further amended by the Sixth Amendment to the Second Amended and Restated Credit Agreement, dated August 8, 2016, and as further amended by the Seventh Amendment to the Second Amended and Restated Credit Agreement, dated October 14, 2016 (as so amended, the “Credit Agreement”).
(k)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.
(l)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(m)    Authorized Shares; Preemptive Rights. The shares of Common Stock outstanding prior to the issuance of the Shares sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and none of such shares of Common Stock was issued in violation of any preemptive or similar rights. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be fully paid, nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and issuance of the Shares is not subject to any preemptive or similar rights.

(n)    Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(o)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(p)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such conflict, breach, violation, default, lien, charge or encumbrance described in clauses (i) and (iii) above, which would not, individually or in the aggregate, have a Material Adverse Effect.
(q)    No Consents Required. No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company, and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, those required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.
(r)    Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party (or with respect to any of the foregoing in existence on the date hereof, to which the Company or any of its subsidiaries could reasonably be expected to become a party) or to which any property of the Company or any of its subsidiaries is subject (or with respect to any of the foregoing in existence on the date hereof, to which any such property could reasonably be expected to become subject) other than (i) as accurately described in each of the Registration Statement, the Time of Sale Information and the Prospectus and (ii) that, individually or in the aggregate, would not have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.
(s)    Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by Regulation S-X.
(t)    Title to Real and Personal Property. Each of the Company and its subsidiaries has (i) good and defensible title to all of its oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company or its subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and marketable title to all other real and personal property owned by the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Information and the Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases under which the Company or any of its subsidiaries holds or uses properties are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the leased or subleased premises. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.
(u)    Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its subsidiaries to conduct their business in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(v)    Title to Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(w)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equityholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement that is not described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.
(x)    Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds,” none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(y)    Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed through the date of this Agreement (taking into account timely filed extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The Company and its subsidiaries have filed all other tax returns that are required to have been filed through the date of this Agreement (taking into account timely filed extensions) pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, or (ii) insofar as the failure to pay would not result in a Material Adverse Effect.
(z)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, nonrenewal or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(aa)    No Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except for any such disturbance or dispute that would not reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by or dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, manufacturers, contractors or consultants, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(bb)    Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities arising under Environmental Laws with respect to the operations or properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Company or its subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.
(cc)    Compliance with ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Internal Revenue Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Internal Revenue Code, regardless of whether waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
(dd)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ee)    Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries (A) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and (B) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the SEC’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has no reason to believe that there has been any material weakness in the Company’s internal control over financial reporting (regardless of whether remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(gg)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(hh)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(ii)    Compliance with OFAC. None of the Company, any of its subsidiaries or any director or officer, or to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering and sale of its Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(jj)    No Restrictions on Subsidiaries. Except as set forth in Section 9.04 of the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities or similar ownerships interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(kk)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(ll)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
(mm)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock (including the Shares).
(nn)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. Each of the Company and its subsidiaries does not own, and none of the proceeds from the offering of Shares contemplated hereby will be used directly or indirectly to purchase or carry, any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).
(oo)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(pp)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(qq)    Reserve Engineer; Reserve Reports. The information underlying the estimates of the Company’s reserves that was supplied to DeGolyer and MacNaughton (the “Reserve Engineer”) for the purposes of preparing the reserve reports and estimates of the proved reserves of the Company referenced, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (the “Reserve Reports”), including production and costs of operation and estimates of future capital expenditures and other future exploration and development costs, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and prepared in good faith, with a reasonable basis and in accordance with customary industry practices; other than normal production of the reserves, the impact of changes in prices and costs, and fluctuations in demand for oil and natural gas, and except as disclosed in or contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and as reflected in the Reserve Reports; and the estimates of such reserves and the standardized measure of such reserves as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Reports referenced therein have been prepared in good faith and in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates. The Reserve Engineer was, as of the respective dates of the Reserve Reports prepared by it, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.
(rr)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof, related to certifications.
(ss)    Certain Statements and Agreements. The statements relating to legal matters, documents or proceedings included in each of the Registration Statement, the Time of Sale Information, the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” as the case may be, in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings. All material contracts, agreements or other documents that are required to be filed with the Commission as exhibits pursuant to the Securities Act or the Exchange Act have been filed as required.
(tt)    Certain Transactions. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock or equity, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock or equity, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, respectively.
(uu)    Status under the Securities Act. The Company is not an ineligible issuer and has been since the initial filing of the Registration Statement a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.
(vv)    Commission Comments. The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

(ww)    Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters the agreements (each, a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of the Company’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of Common Stock named in Annex B hereto.
(xx)    Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Shares to be sold pursuant to this Agreement) or other securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by any of the parties who have entered into or are required to enter into an agreement in the form of Exhibit B hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Restricted Period (as defined below); and, during the Restricted Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.
(yy)    NYSE Listing. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Shares will have been approved to be listed.
(zz)    FINRA Matters. There is and, at all times since the filing of the Registration Statement with the Commission, there has been a “bona fide public market,” as defined in FINRA Rule 5121, for the Common Stock.
4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and in any event prior to the Closing Date or any Additional Closing Date, as the case may be.
(b)    Delivery of Copies. The Company will make available to each Underwriter electronically through EDGAR (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the later of (i) the Closing Date or any Additional Closing Date, as the case may be, and (ii) the expiration of the Prospectus Delivery Period (as defined below) or otherwise relating to the Shares, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the later of (i) the Closing Date or any Additional Closing Date, as the case may be, and (ii) the expiration of the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably objects.
(d)    Notice to the Underwriter. The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective until the later of the (x) the Closing Date or any Additional Closing Date, as the case may be, and (y) the expiration of the Prospectus Delivery Period; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus relating to the Shares has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Registration Statement or any document incorporated therein until the later of (x) the Closing Date or any Additional Closing Date, as the case may be, and (y) the expiration of the Prospectus Delivery Period; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration

Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)    Time of Sale Information. If at any time prior to the Closing Date or any Additional Closing Date, as the case may be, (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
(g)    Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(i)    Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof (the “Restricted Period”), the Company will not, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i)(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (4) publicly announce the intention to effect any such transaction described in clause (i)(1), (2) or (3) above.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold under this Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and as described in the Time of Sale Information and the Prospectus, (c) the issuance by the Company of restricted shares of Common Stock or other equity awards, in each case, not exercisable or transferrable during the Restricted Period, pursuant to the Company’s Amended and Restated 2010 Annual Incentive Compensation Plan described in the Time of Sale Information and the Prospectus, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.
(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”
(k)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date or any Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.
(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.
(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have indicated that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
(e)    Officers’ Certificate. The Underwriters shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of two executive officers of the Company who have specific knowledge of the Company’s financial matters and is satisfactory to the Underwriters (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of each such officer, the representations set forth in Sections 3(a), 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be, (iii) to the effect set forth in paragraphs (b) and (c) above and (iv) that, to the knowledge of each such officer, the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.
(f)    Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date of this Agreement and the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such date.
(g)    Reserve Engineer Letters. The Underwriters shall have received, on each of the date hereof and the Closing Date or any Additional Closing Date, as the case may be, a letter dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, from the Reserve Engineer, containing statements and information ordinarily included in reserve engineers’ “comfort letters” with respect to the applicable reserve reports and related information contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.

(h)    Opinion and 10b-5 Statement of Counsel for the Company. The Underwriters shall have received, on and as of Closing Date or any Additional Closing Date, as the case may be, the written opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representatives, from Vinson & Elkins L.L.P., counsel for the Company, in substantially the form set forth as Exhibit A and in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters.
(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received, on and as of the Closing Date or any Additional Closing Date, as the case may be, the written opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representatives, from Andrews Kurth LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
(k)    Good Standing. The Underwriters shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their qualification and good standing in such other jurisdictions in which the conduct of the Company’s and its subsidiaries’ business or ownership or leasing of property or assets requires such qualification (such jurisdictions being set forth in Schedule 2 hereto opposite the name of each subsidiary), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(l)    NYSE Listing. The Shares to be delivered on the Closing Date or any Additional Closing Date, as the case may be, shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such action shall have been provided to the Underwriter.
(m)    Lock-Up Agreements. On the date hereof, the Company shall have furnished to the Underwriters each of the signed Lock-Up Agreements, and each such Lock-Up Agreement shall be in full force and effect on the date hereof and the Closing Date or any Additional Closing Date, as the case may be.
(n)    Chief Financial Officer’s Certificate. The Company shall have furnished to the Underwriters on the date hereof a certificate, signed by the Chief Financial Officer substantially in the form set forth on Exhibit C hereto (the “Initial CFO Certificate”). On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Representatives shall have received from the chief financial officer of the Company a certificate (the “Bring-Down CFO Certificate”) (i) stating, as of the date of the Bring-Down CFO Certificate (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Bring-Down CFO Certificate), the conclusions and findings of the chief financial officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate.
(o)    Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and agents who have, or who are alleged to have, participated in the distribution of Shares, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter, and the successors and assigns of all the foregoing persons, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.
(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the directors and officers of the Company who signed the Registration Statement and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the information contained in the tenth and eleventh paragraphs under the captions “Underwriting” in the Preliminary Prospectus.
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, agents, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Company, the directors and officers of the Company who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph (c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus as provided in this Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or any Additional Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, on or by any of the New York Stock Exchange, the Nasdaq Global Select Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (vi) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, regardless of whether arising in the ordinary course of business, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
10.    Defaulting Underwriter.
(a)    If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to seven days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remains unpurchased does not exceed 10% of the aggregate number of all Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remains unpurchased exceeds 10% of the aggregate number of all Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
11.    Payment of Expenses.
(a)    Regardless of whether the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any transfer fees or taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the

Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including any exhibit, amendment or supplement thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel, the independent accountants and reserve engineers; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the costs of preparing any stock certificates for the Shares; (vii) the fees and expenses of any transfer agent and any registrar for the Shares; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering of the Shares by, FINRA; (ix) all expenses and application fees related to the listing of the Shares on the NYSE; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; provided that notwithstanding clause (x) above, the Underwriters shall pay one-half of the lease expenses associated with any airplane which is used in connection with such “road show” presentations.
(b)    If (i) this Agreement is terminated pursuant to clauses (ii) or (vi) of Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, agents, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) except where otherwise expressly provided, the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15.    USA Patriot Act. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its clients.
16.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, Attn: Equity Syndicate Desk, 383 Madison Avenue, New York, New York 10179, facsimile: 212-622-8358; c/o Goldman, Sachs & Co., Attn: Registration Department, 200 West Street, New York, NY 10282, e-mail: registration-syndops@ny.email.gs.com. Notices to the Company shall be given to them at 1001 Fannin, Suite 1500, Houston, Texas 77002, Attention: Niko Lorentzatos (fax: (281) 404-9704).
(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(d)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(e)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages to follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

OASIS PETROLEUM INC.

By: /s/ Michael H. Lou
Name: Michael H. Lou
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC GOLDMAN, SACHS & CO. As representatives of the Several Underwriters
By: J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu

Name: Yaw Asamoah-Duodu
Title: Managing Director

By: GOLDMAN, SACHS & CO.

By:	/s/ David McDonald

Name: David McDonald
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriters	Number of Shares
J.P. Morgan Securities LLC	25,549,407
Goldman, Sachs & Co.	9,935,881
Wells Fargo Securities, LLC	1,526,796
RBC Capital Markets, LLC	1,251,472
Citigroup Global Markets Inc.	1,251,472
Morgan Stanley & Co. LLC	1,251,472
Deutsche Bank Securities Inc.	425,500
BBVA Securities Inc.	425,500
BOK Financial Securities, Inc.	425,500
BB&T Capital Markets, a division of BB&T Securities, LLC	425,500
Capital One Securities, Inc.	425,500
CIBC World Markets Corp.	425,500
Citizens Capital Markets, Inc.	425,500
Comerica Securities, Inc.	425,500
Credit Suisse Securities (USA) LLC	425,500
Evercore Group L.L.C.	425,500
Heikkinen Energy Securities, LLC	425,500
Iberia Capital Partners L.L.C.	425,500
ING Financial Markets LLC	425,500
Johnson Rice & Company L.L.C.	425,500
Tudor, Pickering, Holt & Co. Securities, Inc.	425,500
Regions Securities LLC	425,500
BTIG, LLC.	425,500
TOTAL	48,000,000

Schedule 1

Schedule 2

Subsidiary	Jurisdiction of Organization	Foreign Qualifications	Beneficial Ownership by the Company
Oasis Petroleum LLC	Delaware	Texas	100%
Oasis Petroleum North America LLC	Delaware	Montana, North Dakota, South Dakota and Texas	100%
Oasis Petroleum International LLC	Delaware	None	100%
Oasis Petroleum Columbia LLC	Delaware	None	100%
Oasis Petroleum Marketing LLC	Delaware	Minnesota, Montana, North Dakota, South Dakota and Texas	100%
Oasis Well Services LLC	Delaware	Montana, North Dakota, South Dakota and Texas (assumed name- Oasis Pumping Company LLC)	100%
Oasis Midstream Services LLC	Delaware	Montana, North Dakota, South Dakota and Texas	100%

Schedule 2

ANNEX A
Additional Time of Sale Information

1.	Public offering price: $10.80.

2.	List of each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) included in the Time of Sale Information: None

Annex A-1

ANNEX B
List of Parties Subject to Lock-Up Agreements
Thomas B. Nusz
Taylor L. Reid
William J. Cassidy
Ted Collins, Jr.
Michael McShane
Bobby S. Shackouls
Douglas E. Swanson, Jr.
Michael H. Lou
Nickolas J. Lorentzatos
John E. Hagale

Annex B-1

Exhibit A
Form of Company Counsel Opinion
The following legal opinion points shall be limited to (a) the General Corporation Law and the Limited Liability Company Act of the State of Delaware and (b) the laws of (i) the State of New York, (ii) the State of Texas and (iii) the United States of America.
i.The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Company’s subsidiaries listed on Annex A hereto (the “Subsidiaries”) is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.
ii.    The Company has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Underwriting Agreement and (ii) carry on its business and own its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the Company’s subsidiaries has the limited liability company power and authority under the laws of the State of Delaware to carry on its business and own its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus.
iii.    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Information and Prospectus under the caption “Capitalization.”
iv.    The Shares to be issued and sold by the Company hereunder have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and none of such shares of Common Stock was issued in violation of any preemptive or similar rights pursuant to (i) any of the agreements and other instruments filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or to any Form 10-Q or Form 8-K of the Company filed since the filing of such Annual Report on Form 10-K (collectively, the “Material Agreements”), (ii) the certificate of incorporation or bylaws of the Company in effect on the date hereof (the “Company Organic Documents”) or (iii) the Delaware General Corporation Law (“DGCL”).
v.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
vi.    None of the execution and delivery of, or the incurrence or performance by the Company of its obligations under, the Underwriting Agreement, in accordance with its terms, (A) constituted, constitutes or will constitute a violation under any provision of the DGCL or the applicable laws of the State of Texas, State of New York or U. S. federal law, (B) constituted, constitutes or will constitute a violation under the Company Organic Documents, (C) constituted, constitutes, or will constitute a breach or violation of, or a default (or an event which, with notice

Exhibit A-1

or lapse of time or both, would constitute such a default) under any Material Agreement, (D) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company or any subsidiary of the Company pursuant to any of the Material Agreements, or (E) to such counsel’s knowledge, resulted, results or will result in the contravention of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except for any contravention described in clauses (A), (C) or (E) which would not, individually or in the aggregate, have a Material Adverse Effect. With respect to clauses (C) and (E) above, such counsel expresses no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.
vii.    No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the execution and delivery by the Company and the performance or incurrence by the Company of its obligations under, the Underwriting Agreement or the consummation of the transactions thereunder, except (A) as have been or will be obtained or made on or prior to the Closing Date or any Additional Closing Date, as the case may be, (B) registration of the Securities under the Securities Act or (C) where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Underwriting Agreement.
viii.    The statements under the caption “Description of Capital Stock” in the Time of Sale Information and the Prospectus, insofar as such statements purport to summarize the Securities, fairly summarize the Securities in all material respects, subject to the qualifications and assumptions stated therein.
ix.    The statements in the Time of Sale Information and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
x.    The Company is not, and immediately after giving effect to the issuance and sale of the Securities pursuant to the Underwriting Agreement and the application of proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
xi.    Each of the Registration Statement (including the Incorporated Documents), as of its most recent effective date, the Preliminary Prospectus (including the Incorporated Documents), as of its date, and the Prospectus (including the Incorporated Documents), as of its date (in each case, other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon (and any other financial or accounting data derived therefrom) and (ii) oil and natural gas reserve estimates, in each case included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Time of Sale Information or Prospectus, as to which we express no opinion), appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the

Exhibit A-2

rules and regulations of the Commission thereunder (except that we express no statement or belief as to Regulation S-T).
In addition, we have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm and the reserve engineer for the Company, your counsel and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (except as and to the extent set forth in paragraphs 8 and 9 above), on the basis of the foregoing (relying as to factual matters to the extent we deem reasonable upon statements of fact made to us by representatives of the Company), no facts have come to our attention that have led us to believe that (i) the Registration Statement (including the Incorporated Documents), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (including the Incorporated Documents), as of 9:15 A.M. (Eastern Standard Time) on October 18, 2016 contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon (and any other financial or accounting data derived therefrom) and (ii) oil and natural gas reserve estimates, in each case included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Time of Sale Information or Prospectus.
Furthermore, we advise you that (i) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on July 15, 2014 and (ii) each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act. In addition, we have reviewed the list of stop orders contained on the Commission’s website at www.sec.gov/litigation/stoporders.shtml and confirm that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued. To our knowledge based solely upon such online confirmation, no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or threatened by the SEC, and no notice of objection from the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

Exhibit A-3

Exhibit B
FORM OF LOCK-UP LETTER
October 18, 2016
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
The undersigned understands that J.P. Morgan Securities LLC and Goldman, Sachs & Co., as Representatives of the several Underwriters (the “”Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oasis Petroleum, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Securities”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., it will not, during the period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer pursuant to clause (b), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any distribution pursuant to clause (c), (i) each distributee shall sign and deliver a lock-up letter

Exhibit B-1

substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (e) transfers of Common Stock by all officers and directors of the Company of no more than an aggregate of 200,000 shares of Common Stock.
In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
If the Underwriting Agreement is not executed by the parties thereto prior to October 19, 2016, this lock-up letter shall automatically terminate and become null and void.
Regardless of whether the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first indicated above.
HOLDER:
By:    ___________________________________
Print Name: _______________________________
Address: _________________________________
_________________________________
Date: __________________________________

Exhibit B-3

Exhibit C
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
October 18, 2016
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
The undersigned, in his capacity as the Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to Section 6(n) of this Agreement, that he is familiar with the matters described herein and that:
i.    The undersigned has examined the information included in the Preliminary Prospectus and Prospectus under the caption “Summary—Recent Developments—3rd Quarter 2016 Update,” “—Liquidity and Long Term Debt” and “—Hedging Activity” (the “Third Quarter Financial Data”).
ii.    The Third Quarter Financial Data has been (i) derived from sources that the Company believes to be reliable and accurate in all material respects and (ii) prepared (a) in a manner consistent with the financial information included in the Prospectus for the Company for the years ended December 31, 2013, 2014 and 2015 subject to the limitations set forth in the Prospectus and (b) in good faith based upon the assumptions that the Company’s management believes are reasonable and consistent with the Company’s internal records and information systems.
[Signature page to follow]

Exhibit C-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this chief financial officer’s certificate on behalf of the Company, and not in his personal capacity, as of the date first written above.

By: __________________________________
Name: Michael H. Lou
Title: Executive Vice President and Chief
Financial Officer

Exhibit C-2